Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of South Plains Financial, Inc. on Form S-8 (No. 333-231667) and on Form S-4/A (No. 333-250021) of our report dated March 15, 2024, on our audits of the consolidated financial statements of South Plains Financial, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, which is included in this Annual Report on Form 10-K.

/s/ FORVIS, LLP

Houston, Texas
March 15, 2024